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            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]



                                                                November 6, 2001


Alamosa Holdings, Inc.
5225 S. Loop 289
Lubbock, Texas  79424

                        Re:      Alamosa Holdings, Inc.
                                 Registration Statement on Form S-1
                                 (File No. 333-71824)

Ladies and Gentlemen:

                  We have acted as special counsel to Alamosa Holdings, Inc., a Delaware corporation (the "Company"), in connection with the public offering (i) by certain stockholders of the Company (the "Selling Stockholders"), of up to 4,000,000 shares (the "Secondary Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), and (ii) by the Company, of up to 600,000 shares of Common Stock subject to an over-allotment option (the "Option Shares").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-71824) as filed with the Securities and Exchange Commission (the "Commission") on October 18, 2001 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on October 25, 2001 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iv) the form of underwriting agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, the Selling Stockholders, and, Salomon Smith Barney Inc., J.P. Morgan Securities, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (v) a specimen certificate representing the Common Stock; (vi) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (vii) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect; (viii) certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Option Shares; (ix) resolutions of the Board of Directors of the Company, dated October 16, 2001;
(x) action by unanimous written consent of the sole member of the Board of Directors of the Company, dated February 12, 2001; (xi) resolutions of the Board of Directors of the Company, dated March 9, 2001; and (xii) other corporate records of the Company relating to the issuance of the Secondary Shares. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.



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Alamosa Holdings, Inc.
November 6, 2001
Page 2


                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth in paragraph 2 below, we have assumed that the Company received in full the entire amount of consideration contemplated by the resolutions of its Board of Directors authorizing the issuance of the Secondary Shares.

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. When (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) the Option Shares have been registered by the transfer agent and registrar for the Common Stock and issued, delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the issuance and sale of the Option Shares will have been duly authorized, and the Option Shares will be validly issued, fully paid and nonassessable.

                  2. The Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                   Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP